Exhibit 23.4

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Amendment No. 2 to the Form F-1 Registration Statement of ZKGC New Energy Limited (the “Company”) of our report dated December 6, 2021 relating to the audit of the consolidated financial statements of the Company for the period from August 11, 2020 (inception) to May 31, 2021.

We also consent to the reference to the Firm under the heading “Experts” in such amendment.

/s/ Michael T. Studer CPA P.C.
Michael T. Studer CPA P.C.
Freeport, New York
April 18, 2022